Exhibit 2

                             PLEDGE AGREEMENT

       THIS PLEDGE AGREEMENT is made effective the 31st day of May, 1995 by THE RECORDS COMPANY, A LIMITED PARTNERSHIP (herein-after referred to as the "Debtor"), and MIDLAND FINANCIAL CO., an Oklahoma corporation (hereinafter referred to as the "Secured Party"), with its business address at 501 West Interstate 44 Road, Oklahoma City, Oklahoma 73118-6054.

                           W I T N E S S E T H:

1. Recitations. Of even date herewith, the Debtor has entered into a certain revolving credit agreement with the Secured Party (the "Credit Agreement"), and has made, executed and delivered to the Secured Party its written promissory note (the "Note") in the stated principal amount of Ten Million and No/100's Dollars ($10,000,000.00). This Agreement is intended to provide collateral security for the repayment of all of the Borrower's obligations, now or hereafter owing to the Secured Party, including the indebtedness represented by the Note.

2. Pledge and Security Agreement. For good and valuable con-sideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor hereby grants Secured
     Party a security interest in all of the following
     (hereinafter collectively called the "Collateral"):

     2.1. Outstanding shares of common stock, par value $1.00
          ("Common Stock"), of The Turner Corporation, a Delaware corporation ("Turner"), now owned or hereafter acquired by the Debtor;

     2.2. All stock rights, rights to subscribe to additional stock, stock dividends and dividends of every kind and character, new securities, and all other property which the Debtor now or may hereafter become entitled to re-ceive and attributable to shares of Turner Common Stock. In the event that any options, warrants or other rights are issued in connection with the Certificates during the term of this Agreement, such options, warrants or rights may be exercised by Debtor and if so exercised, all new shares or other securities so acquired shall be assigned to Secured Party to be held in the same manner as the shares of Turner Common Stock originally pledged under this Agreement. In the event that a share reclassification, readjustment or other change is made in the capital structure of the issuer of the shares of Turner Common Stock, any additional or substituted shares shall be assigned to the Secured Party to be held in the same manner as the shares of Turner Common Stock originally pledged under this Agreement. Secured Party shall also have a security interest in all securities and other property, rights or interests of any description at any time issued or issuable as an addition to, in substitution of or exchange for or with respect to the Collateral, including, without limitation, shares issued as dividends or as the result of any reclassification, split-up or other corporate reorganization. Debtor shall hold in trust for Secured Party and deliver promptly to Bank, in the exact form received, all such securities or other property which comes into the possession, custody or control of Debtor; and

     2.3. All cash and noncash proceeds of the above specified property, regardless of kind, character or form.

     This security interest is given to secure the payment and performance of the Note and all security documents executed, or to be executed, in connection therewith; all future advances made by Secured Party to the Debtor; all liabilities of Debtor to Secured Party of every kind and description including both direct and indirect liabilities, liabilities due or to become due and whether absolute or contingent, and liabilities now existing or incurred in the collection thereof, including reasonable attorney's fees in enforcing the Secured Party's rights hereunder; all extensions, renewals, substitutions and changes in the Note; all advances made by the Secured Party to protect the security hereof, including advances made for or on account of levies, taxes and for maintenance or recovery of the Collateral; interest on any and all monies expended or advanced by the Secured Party hereunder or pursuant hereto; and for performance of the covenants and agreements set forth herein.

3. General Representations and Warranties. Debtor represents and warrants that:

     3.1. Except for the security interest granted to the Secured Party herein, the Debtor is and shall remain the owner of all Collateral free from any liens, security interests, encumbrances, or other right, title or interest of any other person, firm or corporation, and the Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Bank.

     3.2. The Collateral is fully paid, validly issued, genuine and is beneficially owned by Debtor free and clear of all liens, claims and encumbrances or rights or interest of any other person. There are no restric-tions upon transfer of any of the Certificates other than may appear on the face of the Certificates, and Debtor may transfer such Certificates without the consent of any other shareholders or the issuer of the certificate.

     3.3. Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve or maintain any security interest given to secure the Collateral.

4.   General Covenants.

     4.1. The Debtor agrees to properly pay when due any and all federal, state and local taxes, assessments and charges upon or against the Collateral before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

     4.2. Upon request by Lender Bank, Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other instruments covering the Collateral as Secured Party may from time to time require in order to preserve and protect the security interest hereby granted.

     4.3. In the event Debtor shall fail to pay taxes, assessments, costs and expenses which Debtor is under any of the terms hereof required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, the Secured Party may (but is not obligated to) make expenditures for any or all such purposes and the amount so expended, together with interest thereon at a rate per annum equal to the rate of interest provided in the Note, shall become immediately due and payable by Debtor to Secured Party and shall have the benefit of and be secured by the security interest herein granted and agreed to. All costs and expenses of Secured Party in retaking, holding, preparing for sale and selling or otherwise realizing upon any Collateral in the event of default by the Debtor, including court costs and reasonable attorney's fees and other legal expense, shall likewise constitute additional indebtedness of Debtor which Debtor promises to pay on demand and which shall be en-titled to the benefit of and be secured by said security interest.

     4.4. Upon receipt thereof, the Debtor shall immediately deliver to Secured Party the Collateral described herein to be held by Secured Party in the same manner as the property originally deposited as Collateral, but the Secured Party, at its option, may permit proceeds in the form of cash dividends, but not stock dividends, to be received and retained by Debtor as contemplated in the Credit Agreement; provided, however, that Secured Party may terminate such provision at any time after a default occurs hereunder.

     4.5. Provided that Debtor is not in default in the performance of this Agreement, Debtor shall retain all voting rights of the Certificates.

     4.6. For all purposes herein, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as Debtor shall request, but failure to honor any such request shall not,of itself, be deemed failure to exercise reasonable care.

     4.7. In its discretion and without notice to the Debtor, the Secured Party may take any one or more of the following actions, without liability, except to account for prop-erty actually received by it:

          (i)  Insure any of the Collateral;

          (ii) Exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depositary upon such terms as the Secured Party may determine;

        (iii) In its name, or in the name of Debtor, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage in the name of the Debtor; and

          (iv) Take or release any other collateral security for any of the Collateral.

     4.8. The Secured Party shall be under no duty to exercise or to withhold the exercise of any rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement and shall not be responsible for any failure to do so or delay in so doing.

5. Events of Default. As used herein, an "Event of Default" shall have occurred under this Agreement upon the occurrence or existence of any event or condition which would permit the Secured Party to accelerate the Maturity Date of the Note, or otherwise constitute an Event of Default (as defined in the Credit Agreement).

6.   Remedies.

     6.1. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may without notice to Debtor declare all liabilities secured hereby immediately due and payable, and may proceed to enforce payment and performance of same and exercise any and all rights and remedies provided by the Uniform Commercial Code, as well as all other rights and remedies possessed by Bank. Unless the Collateral in whole or in part threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Debtor reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made. The Secured Party may be a purchaser at any public sale. The requirement of reasonable notice shall be met if notice is mailed, postage prepaid, to the address of the Debtor provided for herein at least ten (10) days before sale or other disposition. The Secured Party is authorized at any such sale,if it deems it advisable to do so, to restrict prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of the Collateral. Because of the Securities Act of 1933, as amended, or any other laws or regulations, there may be legal restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Collateral in the enforcement of its rights and remedies hereunder. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence or existence of an Event of Default hereunder, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such rulings and consents, and do such other things as Secured Party may deem appropriate in the event of a sale or disposition of any of the Collateral. Debtor clearly understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral or any part or parts thereof than would otherwise be obtainable if sale were registered and sold in the open market, and Debtor agrees that such private sales shall constitute a commercially reasonable method of disposing of the Collateral.

     6.2. As regards that portion of the Collateral consisting of cash or cash equivalent items such as checks, drafts or deposited funds, Secured Party may upon the occurrence of an Event of Default specified in Section 5 hereof, immediately apply them against any liabilities of the Debtor, selected by Bank, and for this purpose it is agreed that cash or equivalents will be considered identical to cash proceeds. Secured Party shall have the right immediately and without further actin by it to st off against the liabilities secured hereby all money owed by Secured Party to the undersigned whether due or not, and Secured Party will be deemed to have exercised such right of set off and to have made a charge against such money at the time of any acceleration upon default even though some charges made are entered on the Secured Party's books subsequent thereto. Upon the occurrence of an Event of Default as specified in Section 5 hereof, Secured Party shall have a right to dispose of the Collateral in a transaction which is exempt from the registration provisions of the Securities Act of 1934, as amended, and the Debtor hereby agrees that a disposition in that manner, after ten (10) days' notice to the Debtor of the Secured Party's intention, shall be commercially reasonable. Secured Party may demand, collect, receipt for, settle,compromise, adjust, sue for, foreclose, release or realize upon the Collateral, in its own name or in the name of Debtor as Secured Party may determine. Secured Party shall not be liable for any act or omission on the part of Bank, its officers, agents, or employees, except willful misconduct.

     6.3. As regards that portion of the Collateral consisting of stock or other voting securities, the Secured Party may upon the occurrence of a default hereunder:

          (i) Transfer to or register in its name or in the name of its nominee any of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them or apply them to the liabilities of the Debtor, in any order of priority.

          (ii) Exercise or cause to be exercised all voting and corporate powers with respect to any of the Col-lateral so registered or transferred, including all rights of conversion, exchange, subscription or any other rights, privilege or options per-taining to such collateral, as if the absolute owner thereof;

         (iii) Make any compromise or settlement deemed advisable with respect to any of the Collateral;

          (iv) Renew, extend or otherwise change the terms and conditions of any of the Collateral.

7.   General.

     7.1. Further Assurances. Debtor agrees to execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order effectively to grant to Secured Party the security interest in (and pledge and assignment of) the Collateral and to enforce and exercise Secured Party's rights regarding same.

     7.2. Securities Laws. Upon the occurrence or existence of an Event of Default, Debtor hereby agrees to cooperate fully with Secured Party to sell, at foreclosure or other private sale, the Collateral pledged hereunder. Specifically, Debtor agrees to fully comply with the securities laws of the United States and the State of Oklahoma, and with any other applicable laws, rules or regulations, and to take such action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws. Without limiting the foregoing, Debtor, at its own expense, upon request by Secured Party, agrees to effect and obtain such registrations, filings, statements, rulings, consents and other matters as Secured Party may reasonably request.

     7.3. Power of Authority. Debtor hereby makes, constitutes, and appoints Secured Party or its nominee, its true and lawful attorney in fact and in its name, place, and stead, and on its behalf, and for its use and benefit to complete, execute and file with the United States Securities and Exchange Commission one or more notices of proposed sale of securities pursuant to Rule 144 under the Securities Act of 1933 and/or any similar filings or notices with any applicable state agencies, and said attorney in fact shall have full power and authority to do, take and perform all and every act and thing whatsoever requisite, proper or necessary to be done, in the exercise of the rights and powers herein granted, as fully to all intents and purposes as Debtor might or could do if personally present. This power shall be irrevocable and deemed coupled with an interest. The rights, powers and authority of said attorney in fact herein granted shall commence and be in full force and effect from the date of this agreement, and such rights, powers and authority shall remain in full force and effect, and this power of attorney shall not be rescinded, revoked, terminated, amended or otherwise modified, until the Indebtedness has been fully satisfied.

     7.4. Expenditures of Secured Party. The Debtor shall be liable for and agrees to pay Secured Party for all ex-penditures of Secured Party in maintaining the Col-lateral, and all costs, attorney's fees and other ex-penditures of Secured Party in the enforcement or col-lection of any note, warranty, agreement, liability or obligation of the Debtor, to Secured Party or in the enforcement or collection of or realization upon the Collateral or in the holding, preparing for sale or sale of any Collateral.

     7.5. Waivers. No act, delay, omission, or course of dealing between the Debtor and Bank, including Secured Party's waiver of remedy because of any default hereunder, shall constitute a waiver of any of Secured Party's rights and remedies under this Agreement or any other agreement between the parties, or under the documents evidencing the liabilities secured hereby. Waiver by Secured Party of any rights or remedies under the terms of this Agreement or with respect to any of Debtor's liabilities to Secured Party will not be a bar to the exercise of any right or remedy on any subsequent occasion. All rights and remedies of Secured Party are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more of them will not be a waiver of any other. No waiver, change, modification, or discharge of any of Secured Party's rights or of the Debtor's duties as so specified or allowed will be effective unless in writing and signed by Bank.

     7.6. Secured Party's Right to Transfer. Debtor grants to Secured Party the right to transfer any and all of the Collateral to its own name or that of its nominee after default, and Secured Party may exercise all rights and privileges to which it will thereupon become entitled, but it will be under no duty to exercise such rights and privileges.

     7.7. Rights of Secured Party Assignable. Secured Party at any time and at its option may pledge, transfer or assign its rights under this Agreement or any part of said rights, and any pledgee, transferee or assignee shall have the rights of Secured Party as to the rights or parts thereof so pledged, transferred or assigned.

     7.8. Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

     7.9. Binding Effect. This Agreement shall be binding on the Debtor's respective heirs, executors, administrators, representatives, successors and assigns, and shall inure to the benefit of the Secured Party's successors and assigns.

    7.10. Construction. This Agreement shall be deemed a contract made under the laws of the State of Oklahoma and shall be construed in accordance with the laws of said state.

          IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be duly executed and delivered as of the date and year first above written.

SECURED PARTY:                       MIDLAND FINANCIAL CO., an
                                     Oklahoma corporation


                                     By__________________________
                                       Name: _________________
                                       Title: ________________

DEBTOR:                              THE RECORDS COMPANY, A
                                     LIMITED PARTNERSHIP


                                     By__________________________
                                       George J. Records
                                       General Partner

                                STOCK POWER


          FOR VALUE RECEIVED THE RECORDS COMPANY, A LIMITED PARTNERSHIP ("Seller") does hereby sell, assign and transfer unto _________________________________________________________________,
_____________________________________________(_________) shares of the common capital stock of The Turner Corporation, a Delaware corporation (the "Company"), standing in _________________ name on the books of the Company, represented by Certificate No. ___________ and does hereby irrevocably constitute and appoint MIDLAND FINANCIAL CO., its attorney-in-fact to transfer or authorize the transfer of said stock on the books of the Company, with full power of substitution in the premises.

          Dated this ______ day of _____________, 199__.

SELLER:                              THE RECORDS COMPANY, A
                                     LIMITED PARTNERSHIP



                                     By___________________________
                                       George J. Records
                                       General Partner